Exhibit 10.3
August 3, 2007
Via Facsimile and Overnight Courier
YOUBET.COM, INC., as Administrative Borrower
5901 De Soto Avenue
Woodland Hills, California 91367
Attn: Jim Burk, CFO

Re:	Waiver of Events of Default
Ladies and Gentlemen:
Reference is hereby made to that certain Credit Agreement dated as of July 27, 2006, as amended by that certain First Amendment to Credit Agreement and Waiver dated as of March 14, 2007 (as amended, restated, supplemented, or modified from time to time, the “Credit Agreement”), by and among WELLS FARGO FOOTHILL, INC., a California corporation, as administrative agent (in such capacity, “Agent”) for the Lenders (as defined below), YOUBET.COM, INC., a Delaware corporation (“Administrative Borrower”), the other borrowers signatory thereto (the “Borrowers”) and the lenders signatory thereto (the “Lenders”). Initially capitalized terms used herein without definition shall have the meaning set forth in the Credit Agreement.
The following Events of Default have occurred and are continuing under the Credit Agreement (collectively, the “Known Existing Defaults”):
1) Borrowers have failed to achieve EBITDA, for the twelve month period ending June 30, 2007, in the amount required under Section 6.16(a) of the Credit Agreement; and
2) Borrowers have failed to maintain a Leverage Ratio, when measured as of June 30, 2007, as required under Section 6.l6(c) of the Credit Agreement.
The Borrowers have requested that Agent and the Lenders waive the Known Existing Defaults. Agent and the Lenders hereby waive the Known Existing Defaults.
This waiver shall be effective only for the specific Events of Default referenced herein, and in no event shall this waiver be deemed to be a waiver of enforcement of Agent’s or any Lender’s rights with respect to any other Defaults or Events of Default now existing or hereafter arising. Nothing contained herein nor any communications between any Borrower and Agent or any Lender shall be a waiver of any rights or remedies Agent or any Lender have or may have against any Borrower, except as specifically provided herein. Nothing contained herein shall (i) amend, modify or alter any term or condition of the Credit Agreement or any Loan Document or (ii) except as specifically set forth herein, diminish, prejudice or waive any of Agent’s or any Lender’s rights and remedies under the Credit Agreement, any Loan Document or applicable

YOUBET.COM, INC., as Administrative Borrower
August 3, 2007

law, and Agent hereby reserves all of such rights and remedies, including, without limitation, the right to require, at any date hereafter, strict compliance with Section 6.16 of the Credit Agreement. This waiver may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this waiver by telefacsimile shall be effective as delivery of a manually executed counterpart of this waiver.

Very truly yours,

WELLS FARGO FOOTHILL, INC.,
as Agent and as a Lender

		By:	/s/ Michael Ganann

		Name:	Michael Ganann

		Title:	Vice President

ACKNOWLEDGED AND AGREED:

“ADMINISTRATIVE BORROWER”

YOUBET.COM, INC.,
a Delaware corporation

By:	/s/ James A. Burk 8/5/07

Name:	James A. Burk

Title:	CFO